Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-                  ) on Form S-1 of Document Security Systems, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements, of Document Security Systems, Inc., appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2019.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

January 19, 2021